UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ____)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMBAC FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note
On September 18, 2024, Ambac Financial Group, Inc. issued the attached letter to stockholders as additional soliciting material.

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY

September 17, 2024

Dear Stockholder:
We recently mailed you proxy materials in connection with the special meeting of stockholders of Ambac Financial Group, Inc. (“Ambac”) to be held virtually on October 16, 2024, at 11:00 a.m., Eastern Time. Your voting participation is requested for this important meeting.
Please vote your proxy today. Internet and telephone voting are available by following the instructions on the proxy card or voting form you received.
As set forth in the proxy statement, dated September 6, 2024 (the “Proxy Statement”) previously sent to you, at the Ambac special meeting, Ambac stockholders are being asked to consider and vote upon proposals to (1) approve the stock purchase agreement, dated June 4, 2024, by and among Ambac and American Acorn Corporation (“Buyer”), a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P. (as it may be amended from time to time in accordance with its terms, the “Purchase Agreement”), providing for the sale by Ambac to Buyer of all of the issued and outstanding shares of common stock of Ambac Assurance Corporation, a Wisconsin stock insurance company and wholly-owned subsidiary of Ambac (the “Sale”), as fully described in the Proxy Statement (the “Sale Proposal”), (2) to approve, on an advisory (non-binding) basis, the compensation that may, under certain circumstances, be paid or provided by Ambac to its named executive officers in connection with the Sale and other transactions contemplated by the Purchase Agreement (the “Compensation Proposal”) and (3) to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal (the “Adjournment Proposal”).
After careful consideration, the Ambac Board of Directors unanimously recommends that you vote “FOR” each of the Sale Proposal, the Compensation Proposal, and the Adjournment Proposal.
The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Ambac common stock entitled to vote thereon (the “Required Stockholder Approval”).
The closing of the Sale is conditioned upon Ambac obtaining the Required Stockholder Approval at the special meeting. Accordingly, every vote - no matter how large or small - is important.
Please vote your shares today. Please take advantage of Internet or telephone voting as the most prompt means to record your vote and avoid further solicitation costs.

If you have questions or need assistance voting your shares, please contact D.F. King & Co., Inc., which is assisting us, toll free at (800) 848-3416 or via email at AMBC@dfking.com.
On behalf of the Ambac Board of Directors, thank you for your cooperation and continued support.
Sincerely,

Claude LeBlanc
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

THREE EASY WAYS TO VOTE

1. Vote by Internet.  Please access the website listed on the proxy card or voting form sent to you.  Have voting card in hand.  Follow the instructions provided to vote via the Internet.
2. Vote by Telephone.  Please call the toll-free number listed on the proxy card or voting form sent to you.  Have voting card in hand.  Follow the instructions provided to vote via telephone.
3. Vote by Mail.  Please mark, sign and date the proxy card or voting form sent to you and return it promptly in the postage-paid envelope provided.

Where to Find Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed sale of AAC by Ambac to American Acorn Corporation, a Delaware corporation owned by funds managed by Oaktree Capital Management, L.P (the “proposed transaction”). In connection with the proposed transaction, Ambac filed a definitive proxy statement with the SEC on September 6, 2024. The definitive proxy statement and a form of proxy has been mailed to the stockholders of Ambac. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed by Ambac with the SEC at http://www.sec.gov. Free copies of the definitive proxy statement and Ambac’s other filings with the SEC may also be obtained from the Company. Free copies of documents filed with the SEC by Ambac will be made available free of charge on the Company’s investor relations website at https://ambac.com/investor-relations/investor-overview/default.aspx.
Participants in the Solicitation
Ambac and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Ambac is set forth in its definitive proxy statement relating to its annual meeting of stockholders, which Ambac filed with the SEC on April 26, 2024. Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement and other relevant materials regarding the proposed transaction when they become available.
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